UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 7, 2010

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State of incorporation	(Commission File Number)	(IRS Employer
or organization)		Identification No.)

9 GREENWAY PLAZA, SUITE 2200
HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Hercules Offshore, Inc. (the “Company”) previously announced that Stephen M. Butz has been appointed to serve as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Butz replaces Lisa W. Rodriguez, who resigned as the Company’s Senior Vice President and Chief Financial Officer. Ms. Rodriguez has been appointed to the position of Vice President, Human Resources. Troy L. Carson will have the position of Chief Accounting Officer.
     Each of these officers has entered into an amendment to their respective employment agreements in connection with these management changes. Mr. Butz has entered into an amendment providing for a base salary of $300,000 and a bonus target of 60% of his base salary, with a severance payment of 2 times the sum of his base salary and target bonus and a change of control payment of 2.5 times the sum of his base salary and target bonus . Mr. Carson has entered into an amendment providing for a base salary of $250,000, and he has a bonus target of 40% of his base salary. Ms. Rodriguez has entered into an amendment providing for a base salary of $235,000 and a bonus target of 40% of her base salary, with a severance payment of 1.5 times the sum of her base salary and target bonus and a change of control payment of 2 times the sum of her base salary and target bonus.
     In connection with their additional responsibilities, the Compensation Committee of the Company’s Board of Directors has also approved the grant of 90,000 options to Mr. Butz and 75,000 options to Mr. Carson that have an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on May 7, 2010.
     All non-employee directors of the Company have received 15,000 shares of the Company’s restricted stock, with a grant date of May 11, 2010. All of the restricted stock will vest on the date of the 2011 annual meeting of stockholders.
     Biographical information and other disclosures regarding Messrs. Butz and Carson and Ms. Rodriguez are included in the Company’s proxy statement for the 2010 annual meeting of stockholders.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The final results of voting on each of the matters submitted to a vote of security holders during the Company’s annual meeting of shareholders held on May 11, 2010 are as follows.

	For	Against	Abstentions
1. Election of five Class II Directors:
Suzanne V. Baer	70,140,354	0	1,986,928
Thomas R. Bates, Jr.	70,235,311	0	1,891,971
Thomas M Hamilton	70,157,000	0	1,970,282
Thomas J. Madonna	70,212,936	0	1,914,346
Thierry Pilenko	69,445,660	0	2,681,622
     Under the Company’s Bylaws, each of the directors was elected, having received the vote of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote.

	For	Against	Abstentions
2. Ratification of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2010	95,077,531	540,065	58,939

     Under the Company’s Bylaws, the selection of Ernst & Young LLP was ratified, having been approved by the vote of holders of a majority of the shares of common stock voting on the matter.
     As of the record date, March 15, 2010, there were 114,957,009 shares of common stock outstanding and entitled to vote at the meeting.
Item 8.01. Other Events.
Gulf of Mexico
     On May 6, 2010, the Department of the Interior announced that no applications for drilling permits for operations on the Outer Continental Shelf will be issued until the Department of the Interior completes a safety review process of offshore drilling. It is anticipated that a report will be completed on or about May 28, 2010. Drilling operations subject to permits issued prior to April 20, 2010 are not affected by the moratorium. Additionally, it appears that drilling operations that have commenced pursuant to permits issued on or after April 20, 2010 may also continue.
     As set forth in the Company’s last Monthly Fleet Status Report dated April 28, 2010, the Company has three jackup drilling rigs that are anticipated to complete their contracts during the moratorium. Based on the preliminary timing outlined by the Department of the Interior, the Company does not expect any of these drilling rigs to secure additional contracts until the moratorium is lifted. If the moratorium is extended beyond May 28, 2010, it could also affect our other jackup drilling rigs in the U.S. Gulf of Mexico regardless of contract status. We believe that some of our contracts may not be fully permitted, or may not be fully permitted for the entire duration of the contract. Our customers are responsible for securing permits before we commence drilling operations and often secure the necessary permits shortly before the jackup rig arrives on the drilling location.
Insurance
     The Company completed the annual renewal of all of its key insurance policies on April 30, 2010. The Company’s primary marine package provides for hull and machinery coverage for the Company’s rigs and liftboats up to a scheduled value of each asset. The total maximum amount of coverage for these assets is $2.2 billion. The marine package includes protection and indemnity coverage for marine crew personal injury and death and certain operational liabilities, with primary coverage of $5.0 million per occurrence with excess liability coverage up to $200.0 million. The marine package includes limitations for coverage for losses caused in U.S. Gulf of Mexico named windstorms, including a limit of liability of $100.0 million for property damage and removal of debris liability coverage. The Company also procured an additional $75.0 million excess policy for removal of debris and certain third-party liabilities incurred in U.S. Gulf of Mexico named windstorms. Deductibles for events that are not caused by a U.S. Gulf of Mexico named windstorm are 12.5% of the insured drilling rig values per occurrence, subject to a minimum of $1.0 million, and $1.0 million per occurrence for liftboats. The deductibles for drilling rigs and liftboats in a U.S. Gulf of Mexico named windstorm event are the greater of $25.0 million or the operational deductible for each U.S. Gulf of Mexico named windstorm event. Vessel pollution is covered under a Water Quality Insurance Syndicate policy with a $3.0 million deductible providing limits as required by applicable law, including the Oil Pollution Act of 1990. The policies are subject to exclusions, limitations, deductibles, self-insured retention and other conditions. In addition to the marine package, the Company has separate policies providing coverage for onshore foreign and domestic general liability, employer’s liability, auto liability and non-owned aircraft liability, with customer deductibles and coverage as well as a separate primary marine package for its Delta Towing business.
Forward – looking statements
     The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, status of permits, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts, as well as information regarding the moratorium on drilling in the Gulf of Mexico. Such statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays, government and regulatory actions and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: May 13, 2010	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

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